EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of FTI Consulting, Inc. on Form S-8, pertaining to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, of our report dated February 16, 2004, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Baltimore, Maryland

May 21, 2004